Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Celulosa Arauco y Constitución S.A. of our report dated June 22, 2005 relating to the financial statements and financial statement schedules, which appears in Celulosa Arauco y Constitución S.A.’s Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Santiago, Chile

September 12, 2005